UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2011
_______________________

SENTISEARCH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52320	20-5655648
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27 East 62nd Street, Suite 9D
New York, NY	10065
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 653-3284

1217 South Flagler Drive, 3rd Floor, West Palm Beach, FL 33401
(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) Sentisearch, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (“2011 Annual Meeting”) on August 5, 2011. Each holder of the Company’s common stock was entitled to one vote per share held.

(b) Proposal 1: At the 2011 Annual Meeting, the Stockholders elected each of the following nominees as directors to serve on the Company’s Board of Directors until the 2012 Annual Meeting of Stockholders and/or until their successors are duly elected and qualified. Each nominee received affirmative votes from more than a majority of the votes cast. The vote for each director was as follows:

	Total Votes FOR	Total Votes WITHHELD	Total Broker Non-Votes
Joseph K. Pagano	10,843,988	5,600	2,913,469
Frederick R. Adler	10,847,588	2,000	2,913,469
Erik R. Lundh	10,847,588	2,000	2,913,469
Dean R. Gresk	10,847,588	2,000	2,913,469

Proposal 2: At the 2011 Annual Meeting, the Stockholders also voted to approve an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of Common Stock from 20,000,000 to 40,000,000 and cast their votes as follows:

Total Votes
FOR	13,344,498
AGAINST	418,559
ABSTAIN	0
Broker Non-Votes	0

Proposal 3: At the 2011 Annual Meeting, the Stockholders also voted to approve and ratify the Company’s 2010 stock Incentive Plan and cast their votes as follows:

Total Votes
FOR	10,768,387
AGAINST	76,101
ABSTAIN	5,100
Broker Non-Votes	2,913,469

Proposal 4: At the 2011 Annual Meeting, the Stockholders also voted to ratify the appointment of Raich Ende Malter & Co. LLP as the Company’s Independent Registered Public Accountants and cast their votes as follows:

Total Votes
FOR	13,650,556
AGAINST	112,502
ABSTAIN	0

Item 9.01	Exhibits

3.1           Certificate of Amendment to the Company’s Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTISEARCH, INC.

Dated: August 9, 2011	By:	/s/ Joseph K. Pagano
Name: Joseph K. Pagano
Title: Chief Executive Officer, Secretary,
Treasurer and Chairman of the Board